Exhibit 23.1


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 1997, included in American National Bankshares Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.



Greensboro, North Carolina                              Arthur Andersen LLP
August 18, 1997